Exhibit 9(vi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                 AMENDMENT NO. 2
                                       to
                                   SCHEDULE A
                                     of the
                         SHAREHOLDER SERVICES AGREEMENT
                                                                       between
                    WESMARK FUNDS and WESBANCO BANK WHEELING
                          contract dated March 1, 1996



      WesMark Funds (the "Trust") consists of the following portfolios and classes:

      Name

WesMark West Virginia Municipal Bond Fund
WesMark Growth Fund
WesMark Balanced Fund
WesMark Bond Fund





As revised:  December 1, 1997